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                                                                   EXHIBIT 10.8


                               SECURITY AGREEMENT


      This AGREEMENT made as of the 14th day of July, 1997 is between Friedman's Inc., a Delaware business corporation (the "Debtor") with its chief executive office and principal office at 4 West State Street, Savannah, Georgia 31401 and ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands acting through its New York Branch located at 500 Park Avenue, New York, New York 10022 (the "Secured Party").

      WHEREAS, the Debtor and the Secured Party have entered into a Consignment Agreement and Loan Agreement each dated on or about the date hereof, as the same may be amended from time to time (the "Consignment Agreement" and "Loan Agreement" respectively) pursuant to which the Secured Party may deliver precious metal on consignment for sale to the Debtor (hereinafter collectively referred to as the "Precious Metal") and pursuant to which the Secured Party may make advances to the Debtor;

      WHEREAS, the Secured Party desires to protect its interest in the Precious Metal and the payment therefor; and

      WHEREAS, the Secured Party desires to obtain security for the payment and performance of all indebtedness, liabilities and obligations of the Debtor to the Secured Party, now existing or hereafter arising under the Consignment Agreement and the Loan Agreement and the Debtor is willing to grant such security interest to the Secured Party on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.               THE SECURITY INTEREST.

      In order to secure the due and punctual payment and performance of all the obligations of the Debtor contained in the Consignment Agreement and the Loan Agreement and any related security instruments, including but not limited to, the due and punctual payment and performance of all present and future indebtedness, liabilities and obligations of the Debtor to the Secured Party as evidenced by the Consignment Agreement and Loan Agreement, and all notes executed in connection therewith and any related security instruments, of every kind and description, direct, indirect or contingent, now or hereafter existing, due or to become due, including the obligations of the Debtor hereunder and the obligations of the Debtor relating to bankers acceptances, overdrafts, loans and the unpaid purchase price for gold and other precious metal (all hereinafter called the "Obligations"), the Debtor hereby grants to the Secured Party a continuing security interest in the following described property of the Debtor (hereinafter called the "Collateral"):


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                  (a) all of Debtor's inventory, whether now owned or hereafter acquired by Debtor and wherever located, including, but not limited to, all goods intended for sale or lease by Debtor, or for display or demonstration including without limitation, all gold and other precious metal and precious stones and gems (including, without limitation, diamonds) in whatever form and all products in which any such gold, precious metal and precious stones and gems are incorporated or into which such gold, precious metal and precious stones and gems are processed or converted, including without limitation, bullion, alloys or wire; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture of such goods or otherwise used or consumed in Debtor's business; and all documents evidencing choses in action, causes of action, books and records, all rights to indemnification, licenses, and customer lists relating to any of the foregoing; (b) all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Debtor or in which Debtor now has or hereafter acquires any interest; and all documents evidencing choses in action, causes of action, books and records, computer equipment, and customer lists relating to any of the foregoing (the "Accounts"); (c) all monies and other property or assets, whether real, personal or mixed, or tangible or intangible, of any kind, now or at any time or times hereafter, in the possession or under the control of Secured Party or a bailee of Secured Party; (d) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a), (b) and
         (c) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and (e) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) of Debtor pertaining to any of (a), (b), (c) or (d) above and all chattel paper pertaining to any of (a), (b), (c) or (d) above.

         The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.


SECTION 2.               FILING; FURTHER ASSURANCES.

         The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, specific assignment or other paper that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. The Secured Party may at any time or from time to time, at its sole discretion, require the Debtor to cause any chattel paper to be delivered to the Secured Party, or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning such Collateral.

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SECTION 3.               REPRESENTATIONS AND WARRANTIES OF DEBTOR.

         The Debtor hereby represents, warrants and covenants as follows:

                  A. That, except for the Security Interests, the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance, and that the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

                  B. That no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

                  C. That the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by such Debtor in appropriate proceedings. Such amount which is being contested shall be fully reserved on the financial statements of the Debtor.

                  D. That the Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

                  E. The Debtor will not sell or offer to sell or otherwise transfer or dispose of the Collateral or any interest therein without the written consent of the Secured Party; provided, however, that as long as no Event of Default has occurred and is continuing and subject to the terms of the Consignment Agreement or Loan Agreement, the Debtor may, without the consent of the Secured Party (i) sell its inventory in the ordinary course of its business and (ii) sell or otherwise dispose of obsolescent items of equipment in the ordinary course of business consistent with past practices.

                  F. That except as otherwise provided herein, the Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof; and the Debtor will not use the Collateral in violation of any statute or ordinance.


SECTION 4.               RECORDS RELATING TO COLLATERAL.

         The Debtor will keep its records concerning the Collateral, including its Accounts and all chattel paper included in the accounts, at its principal office at 4 West State Street, Savannah, Georgia 31401 or at such other place or places of business as the Secured Party may approve in writing. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to take abstracts from such records and


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chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.


SECTION 5.               COLLECTIONS WITH RESPECT TO CUSTOMER RECEIVABLES.

         The Debtor will, at its expense, as agent for the Secured Party and subject at all times to the Secured Party's right to give directions and instructions:

                  (i) endeavor to collect or cause to be collected from customers indebted on any Accounts, as and when due, any and all amounts, including interest, owing under or on account of each Account;

                  (ii) compromise and settle any dispute relating to any Account; and

                  (iii) take or cause to be taken such appropriate action to repossess goods, the sale of which gave rise to any Account, or to enforce any rights or liens under the Accounts, as the Debtor or the Secured Party may deem proper, and in the name of the Debtor, or the Secured Party, as the Secured Party may deem proper; provided that (x) in the absence of specific instructions from the Secured Party, the Debtor will use its best judgment to protect the interests of the Secured Party, and (y) the Debtor shall not be required under this
         Section 5 to take any action which would be contrary to any applicable law or court order. Prior to the occurrence of an Event of Default, the Debtor is authorized to retain all amounts collected by it and all goods returned or repossessed pursuant to this Section 5 and to apply such amounts and dispose of such goods in the ordinary course of its business. Immediately upon the occurrence of any Event of Default and thereafter so long as any Event of Default is continuing, all amounts held or collected by the Debtor pursuant to this Section 5 and all goods held or returned to or repossessed by the Debtor pursuant to this
         Section 5 shall be held by it in trust for the benefit of the Secured Party and paid over or delivered to such persons as the Secured Party may direct.


SECTION 6.               GENERAL AUTHORITY.

         The Debtor hereby irrevocably appoints the Secured Party, and each of its officers, the Debtor's true and lawful attorney, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, but at the Debtor's expense, to the extent permitted by law to exercise, upon ten (10) days' prior written notice, at any time and from time to time while any Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;


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                  (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith;

                 (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                  (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Accounts, as fully and effectually as if the Secured Party were the absolute owner thereof;

                   (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

                  (vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon; and

                 (vii) to receive any and all mail addressed to any Debtor;

provided that the Secured Party shall give the Debtor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party and the Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.


SECTION 7.               EVENTS OF DEFAULT.

         The Debtor shall be in default under this Security Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

                  (a) any representation or warranty made herein shall prove to be false or misleading in any material respect;

                  (b) default by any Debtor in the due observance or performance of any covenant or agreement herein contained and such default shall continue unremedied for ten (10) days after written notice thereof by the Secured Party to the Debtor;

                  (c) the occurrence of any Event of Default under the provisions of the Consignment Agreement or the Loan Agreement, as the same may be amended from time to time;

                  (d) any attachment on any of the Collateral shall remain in existence for a period of thirty (30) days from the date such attachment was made; or

                  (e) the occurrence of any other event of default under any of the Obligations.



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SECTION 8.               REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default shall have occurred and be continuing, the Secured Party, may exercise all the rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Code is in effect in the jurisdiction where such rights and remedies are exercised) and any and all other remedies and rights at law or equity and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 9, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may require the Debtor to assemble all or part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is a type which is the subject of widely distributed standard price quotations, at any private sale), and may apply all or any portion of the Obligations towards the payment for any Collateral purchased by the Secured Party, and may thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor, which to the extent permitted by law hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Secured Party shall give ten (10) days' written notice of its intention to make any such public or private sale or sale at a broker's board. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of a sale at a broker's board, shall state the board at which such sale is to be made and the day on which the Collateral, or a portion thereof so being sold, will first be offered for sale at such board. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For purposes of


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exercising the rights and powers granted to the Secured Party in this Section 8 or by applicable law, and until all Obligations are satisfied in full, the Debtor hereby grants to the Secured Party an irrevocable license to use all trademarks and tradenames (and to sell goods bearing any such trademark or tradename), registered or unregistered, which are now or hereafter owned by or licensed to the Debtor or in which the Debtor now has or hereafter acquires any interest.


SECTION 9.               APPLICATION OF PROCEEDS.

         The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

                           first, to pay the expenses of such sale or other realization, including out-of-pocket expenses of the Secured Party and reasonable fees and expenses of its agents and counsel, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 10;

                           second, apply all proceeds hereunder, (except proceeds applied pursuant to clause first above) to the payment of the Obligations in such order as the Secured Party shall determine; and

                           finally, to pay to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.


SECTION 10.              EXPENSES.

         The Debtor will forthwith upon a default under the Consignment Agreement or Loan Agreement and upon demand pay to the Secured Party:

                  (i) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and

                  (ii) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (w) the preparation and administration of this Security Agreement and related documents, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Secured Party of any of the powers conferred upon it hereunder, or (z) any default on the Debtor's part hereunder.


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SECTION 11.              NONABATEMENT OF SECURITY INTERESTS.

         The Security Interests granted hereby shall not abate or lapse, but shall continue in full force and effect so as to secure all liabilities, obligations or indebtedness of the Debtor to the Secured Party, whether now existing or hereafter arising, without regard to whether any or no such liability, obligation or indebtedness shall be outstanding at any particular time.

         Upon termination of the Consignment Agreement and Loan Agreement and satisfaction in full of all Obligations the Secured Party will send to the Debtor termination statements for all Uniform Commercial Code financing statements of record filed by it hereunder.


SECTION 12.              RIGHT OF SET-OFF.

         In furtherance and not in limitation of any provisions herein contained, the Debtor hereby agrees that any and all deposits or other sums at any time held by the Secured Party or claimed by or due from the Secured Party to the Debtor shall at all times constitute security for the Obligations, and the Secured Party may apply or set-off such deposits or other sums against the Obligations upon a default under the Consignment Agreement or Loan Agreement.


SECTION 13.              NOTICES.

         All notices, communications and distributions hereunder shall be given or made to the following parties at the following addresses:

         (i)      if to the Debtor, to it at

                         Friedman's Inc.
                         4 West State Street
                         Savannah, Georgia  31401
                         Attention:  Mr. Stuart Clifford
                         Telecopy:  (901) 383-2728

         (ii)     if to the Secured Party, to it at

                         ABN AMRO Bank N.V.
                         New York Branch
                         500 Park Avenue
                         New York, New York  10022
                         Attention: Mr. Jeffrey Sarfaty
                         Telecopy:  (212) 644-6905


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or in any of the foregoing cases at such other address as the addressee may hereafter specify for the purposes by written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and delivered at the address set forth in this Section 13 or duly deposited in the mails with first class postage prepaid, or transmitted by facsimile transmission ("FAX") or delivered by a telegraph company with all charges prepaid, addressed as aforesaid.


SECTION 14.              WAIVERS, NON-EXCLUSIVE REMEDIES.

         No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law.


SECTION 15.              CHANGES IN WRITING.

         Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


SECTION 16.              GEORGIA LAW; MEANING OF TERMS.

         This Security Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, except to the extent that remedies provided by the laws of any State other than Georgia are governed by the laws of said State. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Georgia Uniform Commercial Code shall have the meanings therein stated.


SECTION 17.              SEVERABILITY.

         If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


SECTION 18.              HEADINGS.

         The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.


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SECTION 19.              PARTIES IN INTEREST.

         All the terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.


SECTION 20.              COUNTERPARTS.

         This Security Agreement may be executed simultaneously with one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


SECTION 21.              CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         The Debtor and the Secured Party hereby submit to the jurisdiction of the courts of the State of Georgia for Fulton County and the United States District Court for the Northern District of Georgia, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of the Debtor's obligations under or with respect to this Agreement, and expressly waives any and all objections it may have as to venue in any of such courts. THE DEBTOR AND THE SECURED PARTY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this instrument, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this instrument, any related instruments, any collateral or the dealings or the relationship between or among the parties, or any of them. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


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         In witness whereof, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.

                                  Friedman's Inc.



                                  By  /S/
                                      -------------------------------
                                      Title

   Accepted:

ABN AMRO Bank N.V.
 New York Branch


By /S/
   ------------------------------
  Title
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By /S/
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  Title
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